EXHIBIT 23.1








CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference and use of our report, dated January 11, 2002, except for Note U as to which the date is January 15, 2002, appearing in the Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 2001, in Registration Statement No. 33-49372 on Form S-8 and Registration Statement No. 33-61750 on Form S-3 of Redwood Empire Bancorp.



                                     Crowe, Chizek and Company LLP
South Bend, Indiana
March 20, 2002